Exhibit (k)(2)

               FORM OF INVESTOR AND FUND SERVICING AGREEMENT
               ---------------------------------------------

          THIS AGREEMENT (the "Agreement") is made as of the [ ] day of [ ], 2005, by and between Goldman Sachs Hedge Fund Partners Registered Fund, LLC, a Delaware limited liability company (the "Fund"), and Goldman Sachs Hedge Fund Strategies LLC, a Delaware limited liability company ("HFS").

          WHEREAS, the Fund is registered under the Investment Company Act of 1940 (the "Investment Company Act") and is subject to regulation as such under applicable federal securities laws;

          WHEREAS, units of membership interest in the Fund ("Units") are publicly offered pursuant to the provisions of the Securities Act of 1933;

          WHEREAS, the Fund wishes to retain HFS (in such capacity, the "Investor Servicing Agent") to provide, or to retain parties to provide,
(a) certain investor services and account maintenance services to members of the Fund ("Members") who acquire Units; and (b) other services necessary for the operations of the Fund and the provision of investor services to Members (collectively, "Investor Services");

          WHEREAS, HFS wishes to provide, or retain other parties to provide, such Investor Services;

          NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed by the parties as follows:

          1.  Appointment of HFS.
              ------------------

          The Fund hereby authorizes the Investor Servicing Agent to provide, and/or retain other parties (including broker-dealers or financial advisers) to provide, Investor Services to Members and the Fund. Such Investor Services shall include, to the extent such Investor Services are not required to be performed by the Fund's administrator or other parties pursuant to the Fund's administration agreement or otherwise:

               (a) providing supervision of all aspects of the Fund's operations;

               (b) providing the Fund with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Fund and Member services;

               (c) as agreed from time to time with the Board of managers of the Fund ("Managers") in accordance with Rule 38a-1 under the Investment Company Act, making available the services of appropriate compliance personnel and resources relating to compliance policies and procedures of the Fund;

               (d) providing the Fund with office space and office equipment and services including telephone service, heat, utilities, stationary supplies and similar items;

               (e) assisting in the establishment of Member accounts;

               (f)  providing  ongoing  account  maintenance   services  to
Members, including handling inquiries from Members regarding the Fund;

               (g) assisting in communicating with Members and providing information about the Fund, Units owned by Members, repurchase offers and other activities of the Fund;

               (h) assisting in enhancement of relations and communication between Members and the Fund;

               (i)  handling   Member   inquiries  and  calls  relating  to
administrative matters;

               (j) assisting in the maintenance of the Fund's records with respect to the Members;

               (k) assisting the Fund in providing or procuring accounting services for the Fund and Member capital accounts;

               (l) assisting in administrating meetings of the Board of Managers and its committees and the Members;

               (m) assisting in administering subscriptions and tender offers, including assistance in the preparation of regulatory filings and the transmission of cash between Members and the Fund, and the Fund and Goldman Sachs Hedge Fund Partners Registered Master Fund, LLC (or any successor thereto designated by the Fund);

               (n) assisting in arranging for, at the Fund's expense, the preparation of all required tax returns;

               (o) assisting in the periodic updating of the Fund's prospectus and statement of additional information, the preparation of proxy statements to Members, and the preparation of reports filed with regulatory authorities;

               (p) periodically reviewing the services performed by the Fund's service providers, and making such reports and recommendations to the Board of Managers concerning the performance of such services as the Board of Managers reasonably requests;

               (q) to the extent requested by the Board of Managers or officers of the Fund, negotiating changes to the terms and provisions of the Fund's custody, administration and escrow agreements;

               (r) providing information and assistance as requested in connection with the registration of the Fund's Units in accordance with state securities requirements;

               (s) providing assistance in connection with the preparation of the Fund's periodic financial statements and annual audit as reasonably requested by the Board of Managers or officers of the Fund or the Fund's independent accountants;

               (t) providing other information and Member liaison and related services; and

               (u) providing other administrative services to the Fund.

          2.  Use of Name.
              -----------

               (a) As licensee of the rights to use and sublicense the use of the name "Goldman Sachs" and any trademarks or derivatives thereof or logo associated therewith, the Investor Servicing Agent hereby grants the Fund a non-exclusive right and sublicense to use (i) the Goldman Sachs name and mark as part of the Fund's name, and (ii) in connection with the Fund's investment products and services, in each case only for so long as this Agreement, any other investor servicing agreement between the Fund and the Investor Servicing Agent (or any organization which shall have succeeded to the Investor Servicing Agent's business as investment servicing agent (the "Investor Servicing Agent's Successor")), or any extension, renewal or amendment hereof or thereof remains in effect, and only for so long as the Investor Servicing Agent is a licensee of the Goldman Sachs name and mark. The Fund agrees that it shall have no right to sublicense or assign rights to use the Goldman Sachs name and mark, it shall acquire no interest in the Goldman Sachs name and mark other than the rights granted herein and the Fund shall not challenge the validity of the Goldman Sachs name and mark or the ownership thereof.

               (b) The Fund further agrees that all services and products it offers in connection with the Goldman Sachs name and mark shall meet commercially reasonable standards of quality, as may be determined by the Investor Servicing Agent from time to time. At the Investor Servicing Agent's reasonable request, the Fund shall cooperate with the Investor Servicing Agent and shall execute and deliver any and all documents necessary to maintain the Goldman Sachs name and mark and protect (including, but not limited to any trademark infringement action) the Investor Servicing Agent and/or enter the Fund as a registered user thereof.

               (c) At such time as this Agreement or any other investor servicing agreement shall no longer be in effect between the Investor Servicing Agent (or the Investor Servicing Agent's Successor) and the Fund, or the Investor Servicing Agent no longer is a licensee of the Goldman Sachs name and mark, the Fund shall (to the extent that, and as soon as, it lawfully can) cease to use the current name of the Fund or any other name indicating that it is managed by or otherwise connected with the Investor Servicing Agent (or the Investor Servicing Agent's Successor). In no event shall the Fund use the Goldman Sachs name and mark or any other name or mark confusingly similar thereto (including, but not limited to, any name or mark that includes the name "Goldman Sachs" or "GS") if this Agreement or any other investor servicing agreement between the Investor Servicing Agent (or the Investor Servicing Agent's Successor) and the Fund is terminated.

          3.  Investor Servicing Fee.
              ----------------------

               (a) In consideration for the Investor Servicing Agent providing (or engaging other parties to provide) the Investor Services, the Fund will pay the Investor Servicing Agent a monthly investor servicing fee ("Investor Servicing Fee") equal to 1/12 of 0.50% (0.50% on an annualized basis) of the Fund's net assets as of each month-end.

               (b) The Investor Servicing Agent may pay amounts that it receives pursuant to this Section 3 to any person, including any "affiliated person" (as such term is defined in the Investment Company Act) of the Investor Servicing Agent, if such person provides Investor Services.

          4.  Allocation of Expenses.
              ----------------------

               (a) All costs and expenses of the Fund not expressly assumed by the Investor Servicing Agent under this Agreement pursuant to clause (b) of this Section 4 shall be paid by the Fund including, but not limited to, any fees and expenses in connection with the organization of the Fund and the offering and issuance of Units; all fees and expenses directly related to portfolio transactions and positions for the Fund's account such as direct and indirect expenses associated with the Fund's investments, including its investments, through Goldman Sachs Hedge Fund Partners Registered Master Fund, LLC (the "Master Fund"), in investment funds, and enforcing the Fund's rights in respect of such investments; the Fund's pro rata share of the investment management fee payable by the Master Fund to HFS in its capacity as investment manager of the Master Fund; quotation or valuation expenses; the Investor Servicing Fee and the fees and expenses of the Fund's administrator; brokerage commissions; interest and fees on any borrowings by the Fund; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign legal counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Units; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund's transactions among the Investor Servicing Agent and any custodian or other agent engaged by the Fund; bank services fees; costs and expenses relating to any amendment of the Fund's limited liability company agreement (the "LLC Agreement") or the Fund's other organizational documents; expenses of preparing, amending, printing, and distributing prospectuses, SAIs, and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to members, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Members' meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; Member recordkeeping and Member account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the Managers who are not employees of the Investor Servicing Agent or its affiliates; insurance premiums; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund.

          "Extraordinary Expenses" means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Fund's rights against any person or entity; costs and expenses for indemnification or contribution payable by the Fund to any person or entity (including, without limitation, pursuant to the indemnification obligations contained in the LLC Agreement); expenses of a reorganization, restructuring or merger of the Fund; expenses of holding, or soliciting proxies for, a meeting of members of the Fund; and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

               (b) The Investor Servicing Agent will bear all of its expenses and its own costs incurred in providing Investor Services to the Fund under this Agreement. In addition, the Investor Servicing Agent is responsible for the payment of the compensation and expenses of those Managers and officers of the Fund affiliated with the Investor Servicing Agent, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

          5.  Duties of the Investor Servicing Agent.
              --------------------------------------

               (a) The Investor Servicing Agent agrees to provide Investor Services, or to engage other parties to provide Investor Services and compensate such parties for their services.

               (b) The Investor Servicing Agent shall, if requested, report to the Board of Managers of the Fund (the "Board") on a quarterly basis regarding: (i) the nature of the Investor Services provided by the Investor Servicing Agent or other persons; (ii) the amount of payments by the Investor Servicing Agent to such persons; and (iii) the amount of the Investor Servicing Fee paid by the Fund, in each case, with respect to the quarterly period then ending.

          6.  Recordkeeping and Reports.
              -------------------------

          The Investor Servicing Agent shall maintain all books and records of the Fund required by Rule 31a-1 under the Investment Company Act (other than those records being maintained by the Fund's distributor, administrator, custodian or transfer agent) and preserve such records for the periods prescribed therefore by Rule 31a-2 of the Investment Company Act.

          7.  Liability of the Fund.
              ---------------------

          The Investor Servicing Agent understands and agrees that the obligations of the Fund under this Agreement are not binding upon any Member, or any person serving on the Board of Managers, personally, but bind only the Fund and the Fund's property. The Investor Servicing Agent represents that it has notice of the provisions of the LLC Agreement, as amended, disclaiming Member and Manager liability for acts and obligations of the Fund.

          8.  Independent Contractor.
              ----------------------

          The Investor Servicing Agent shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Managers from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed its agent.

          9.  Liability.
              ---------

          None of the Investor Servicing Agent, its affiliates, partners, managers, members, principals, directors, officers or employees, nor any of their executors, heirs, assigns, successors or other legal representatives (each an "Indemnified Person" and collectively the "Indemnified Persons") shall be liable for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance or non-performance of services to the Fund hereunder, in the absence of willful misfeasance, bad faith, or gross negligence in the performance or non-performance of the Investor Servicing Agent's duties hereunder, or by reason of reckless disregard of the Investor Servicing Agent's obligations and duties hereunder (collectively, "disabling conduct"). Any person, even though also employed by the Investor Servicing Agent, who may be or become an employee of the Fund and paid by the Fund shall be deemed, when acting within the scope of his or her employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Investor Servicing Agent.

          10. Indemnification.
              ---------------

               (a) To the fullest extent permitted by law, the Fund shall, subject to Section 10(b) hereof, indemnify, defend and hold harmless each Indemnified Person from or against all losses, charges, expenses, assessments, claims, damages, costs and liabilities ("Losses"), including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such Indemnified Person may be or may have been involved as a party or otherwise, or with which such Indemnified Person may be or may have been threatened, by reason of the past or present performance of services to the Fund by such Indemnified Person, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such Indemnified Person by reason of disabling conduct.

               (b) Expenses, including reasonable counsel fees and disbursements, so incurred by any such Indemnified Person (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 10 hereof; provided, however, that (i) such Indemnified Person shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such Indemnified Person against Losses arising by reason of such Indemnified Person's failure to fulfill his or its undertaking, or (iii) a majority of the Managers who are not parties to the proceeding or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such Indemnified Person ultimately will be entitled to indemnification.

               (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an Indemnified Person is liable to the Fund or its members by reason of disabling conduct, indemnification shall be provided pursuant to
Section 10 hereof if (i) approved as in the best interests of the Fund by a majority of the Managers who are not parties to the proceeding upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such Indemnified Person acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such Indemnified Person is not liable to the Fund or its members by reason of disabling conduct, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such Indemnified Person acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such Indemnified Person is not liable to the Fund or its members by reason of disabling conduct.

               (d) Any indemnification or advancement of expenses made pursuant to this Section 10 shall not prevent the recovery from any Indemnified Person of any such amount if such Indemnified Person subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its members by reason of disabling conduct. In any suit brought by an Indemnified Person to enforce a right to indemnification under this Section 10 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 10 the Fund shall be entitled to recover such expenses upon a final adjudication that, the Indemnified Person has not met the applicable standard of conduct set forth in this Section 10. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 10, the burden of proving that the Indemnified Person is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 10 shall be on the Fund (or any member acting derivatively or otherwise on behalf of the Fund or its members).

               (e) The rights of indemnification provided in this Section 10 shall not be exclusive or affect any other right to which any Indemnified Person may be entitled by contract or otherwise under law. Notwithstanding anything in this Section 10 to the contrary, the provisions of this Section 10 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited, or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 10 to the fullest extent permitted by law. The provisions of this Section 10 shall indefinitely survive the termination or cancellation of this Agreement.

               (f) The Investor Servicing Agent (and the other Indemnified Persons) may rely upon and, in the absence of disabling conduct, shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. The Investor Servicing Agent (and the other Indemnified Persons) shall not be held to have notice of any change of authority of any Manager, officer, employee or agent of the Fund until receipt of written notice thereof from the Fund.

               (g) In the absence of disabling conduct, nothing herein shall make the Investor Servicing Agent (and the other Indemnified Persons) liable for the performance or omissions of unaffiliated third parties not under the Investor Servicing Agent's reasonable control such as, by way of example and not limitation, custodians, brokers, subadvisers, postal or delivery services, telecommunications providers and processing and settlement services.

          11. Duration.
              --------

          This Agreement will take effect on the date first set forth above and remain in effect until terminated pursuant to Section 11 or 12 hereof. Unless earlier terminated pursuant to Section 11 or 12 hereof, this Agreement shall remain in effect for a period of two (2) years from such date and thereafter for succeeding one-year periods, so long as such continuance shall be approved at least annually by the Board, including the vote of the majority of the Managers who are not parties to this Agreement or "interested persons" (as such term is defined in the Investment Company
Act) of any such party.

          12. Assignments or Amendment.
              ------------------------

          Any amendment to this Agreement shall be in writing and shall be subject to the approval of the Board, including the vote of a majority of the Managers who are not "interested persons" of the Fund. This Agreement shall automatically and immediately terminate in the event of its "assignment," as such term is defined in the Investment Company Act, and the rules thereunder.

          13. Notice.
              ------

          Any notice or communication required to be given by either party to the other shall be deemed sufficient if sent be registered or certified mail, Federal Express (or substantially similar delivery service), facsimile and confirmed in writing, addressed by the party giving notice to the other party at its address as follows:

               (a) If to the Investor Servicing Agent:

                   Goldman Sachs Hedge Fund Strategies LLC
                   701 Mt. Lucas Road
                   Princeton, New Jersey  08540
                   Facsimile No.:  (609) 497-5720
                   Attention:  General Counsel

               (b) If to the Fund:

                   Goldman Sachs Hedge Fund Partners Registered
                   Fund, LLC
                   701 Mt. Lucas Road
                   Princeton, New Jersey  08540
                   Facsimile No.:  (609) 497-5720
                   Attention:  Chief Executive Officer

                   with a copy to:

                   Goldman, Sachs & Co.
                   One New York Plaza
                   New York, New York  10004
                   Facsimile No.:  (212) 902-4140
                   Attention:  General Counsel, Investment Management Division

          14. Termination.
              -----------

          This Agreement may be terminated (i) by the Investor Servicing Agent at any time without penalty upon 60 days' written notice to the Fund (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon 60 days' written notice to the Investor Servicing Agent (which notice may be waived by the Investor Servicing Agent). Any termination of this Agreement shall not affect the obligation of the Fund to pay the amount of the Investor Servicing Fee then owing hereunder, or to reimburse the Investor Servicing Agent for payments made or obligations incurred prior to such termination.

          15. Governing Law.
              -------------

          This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and the applicable provisions of Federal law. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of Federal law, the latter shall control.

          16. Severability.
              ------------

          If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be effected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          17. Counterparts.
              ------------

          This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to product or account for more than one such counterpart.

          IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

                                   GOLDMAN SACHS HEDGE FUND PARTNERS
                                   REGISTERED FUND, LLC


                                   By:
                                      -----------------------------
                                      Name:
                                      Title:

                                   GOLDMAN SACHS HEDGE FUND STRATEGIES LLC


                                   By:
                                      -----------------------------
                                      Name:
                                      Title: